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                                                                       Exhibit 5


               [LETTERHEAD OF WINTHROP, STIMSON, PUTNAM & ROBERTS]




                                January 21, 1998


Orange and Rockland Utilities, Inc.
One Blue Hill Plaza
Pearl River, New York 10965

Ladies and Gentlemen:

            We have acted as counsel to Orange and Rockland Utilities, Inc. (the "Company"), a New York corporation, in connection with the proposed registration by the Company of $80,000,000 in aggregate principal amount of the Company's 6-1/2% Debentures Due 2027 (Series F) (the "Exchange Debentures") pursuant to a Registration Statement on Form S-4 (Reg. No. 333-43953) filed with the Securities and Exchange Commission (the "Commission") on January 9, 1998, under the Securities Act of 1933 (the "Securities Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"), for the purpose of effecting an exchange offer (the "Exchange Offer") for the Company's 6-1/2% Debentures Due 2027 (Series E) (the "Old Debentures"). The Exchange Debentures are to be issued pursuant to the Indenture dated as of March 1, 1990, as supplemented and amended by three supplemental indentures, and further supplemented and amended by a Fourth Supplemental Indenture dated as of December 1, 1997 (the "Fourth Supplemental Indenture") between The Bank of New York, as trustee (the "Trustee") and the Company (collectively, the "Indenture"), in exchange for and in replacement of the Company's outstanding Old Debentures, of which $80,000,000 in aggregate principal amount is outstanding.

            For purposes of this opinion, we have (i) examined copies of the Registration Statement and exhibits thereto, the Indenture and such board resolutions, corporate documents, records and other instruments as we have deemed necessary for the purposes of this opinion and (ii) assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. For such purposes, we have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto (including the Company). In rendering this opinion, we have assumed the validity of, and relied upon, the representations of the Company as to certain factual matters relevant hereto.




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            Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

                  When, as and if (i) the Registration Statement shall have become effective, (ii) the Indenture shall have been qualified pursuant to the provisions of the Trust Indenture Act of 1939 (iii) the Exchange Debentures are duly executed and delivered on behalf of the Company in accordance with the Indenture in exchange for Old Debentures pursuant to the terms of the Exchange Offer and (iv) the Exchange Debentures are duly authenticated by the Trustee pursuant to the terms of the Indenture, then the Exchange Debentures will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium and other laws relating to or affecting generally the enforcement of creditors' rights and subject to general principles of equity (whether considered in a proceeding at law or in equity) and by an implied covenant of good faith and fair dealing.

            We are members of the bar of the State of New York and do not express any opinion herein as to any laws other than the laws of the State of New York.

            We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

            We do not pass upon the application of the federal laws of the United States nor the securities or "Blue Sky" laws of the various states to the issuance of the Exchange Debentures.

                                    Very truly yours,


                                    /s/ WINTHROP, STIMSON, PUTNAM & ROBERTS


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